Exhibit 99.1

BWAY Corporation Announces the Acquisition of Central Can Company

ATLANTA, Aug. 21 /PRNewswire-FirstCall/ – BWAY Corporation, the principal operating subsidiary of BWAY Holding Company (NYSE: BWY), today announced that the Company has acquired all of the outstanding shares of Central Can Company, a U.S. producer of rigid general line metal and plastic containers.

Central Can Company, located in Chicago, IL, operates one plant producing metal paint and specialty cans, steel pails, and hybrid and all plastic paint cans. Annual sales for Central Can Company are approximately $68 million.

Commenting on the acquisition, Mr. Ken Roessler, BWAY Corporation’s President and Chief Executive Officer stated that, “The acquisition of Central Can Company is an important step in meeting our dual path strategic growth objective which includes both add-on acquisitions in our core markets, and ongoing organic initiatives. This acquisition fits very well with BWAY’s core skills, and expands our product offering which will further our goal of building BWAY as the brand recognized as the one stop shop for general line rigid containers in North America.”

Mr. Roessler went on to say that, “The acquisition is anticipated to provide significant synergies for BWAY Corporation including purchasing, freight, SG&A, and further rationalization of the Company’s manufacturing footprint. We expect to realize these synergies over the next two to three quarters, and expect the acquisition to be accretive to fiscal 2010 earnings.”

The Company paid approximately $26.4 million for the outstanding common and preferred shares, inclusive of debt and transaction expenses of Central Can Company paid on the closing date. This purchase price was funded from cash on hand, which was reported at $72.1 million at the end of the Company’s third fiscal quarter. On a pro-forma basis, giving effect to the Central Can Company acquisition, the Company’s net debt leverage (total debt less cash divided by trailing 12 month adjusted earnings before interest, taxes, depreciation and amortization, or EBITDA) as of the third fiscal quarter ended June 28, 2009 would have been 2.9X. Considering management estimates of synergies resulting from the acquisition, pro-forma net debt leverage would have been 2.7X. Actual reported net debt leverage as of June 28, 2009 was 2.7X.

BWAY Corporation is a leading manufacturer of steel and plastic containers for the general line category of the North American container industry.

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place reliance on these statements. Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that management has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include competitive risk from other container manufacturers or self-manufacture by customers, termination of customer contracts, loss or reduction of business from key customers, dependence on key personnel, changes in steel, resin, other raw material and energy costs or availability, product liability or product recall costs, lead pigment and lead paint litigation, increased consolidation in end markets, consolidation of key suppliers, contractions in end markets, increased use of alternative packaging, labor unrest, environmental, health and safety costs, management’s inability to evaluate and selectively pursue acquisitions, fluctuation of quarterly operating results, an increase in interest rates, restrictions in debt agreements, fluctuations of the Canadian dollar, and the other factors discussed in the Company’s filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: BWAY Holding Company - 08/21/2009

CONTACT: Jeffrey M. O’Connell of BWAY Corporation, +1-770-645-4800

(BWY)